SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 3, 2003

                             SBM Certificate Company
               (Exact Name of Registrant as Specified in Charter)

         Maryland                   811-6268                     52-2250397
(State of Other Jurisdiction       (Commission                  (IRS Employer
      of Incorporation)            File Number)              Identification No.)

c/o STATE BOND & MORTGAGE COMPANY, L.L.C.
5101 RIVER ROAD, SUITE 101
BETHESDA, MD                                                        20816
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: 301-656-4200

                                       N/A
          (Former Name of Former Address, if Changed Since Last Report)

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Item 5. Other Events.

As disclosed in the Form 8-K Current Reports dated April 23, 2003, May 5, 2003, and May 20, 2003, of SBM Certificate Company (the "Company"), the Securities and Exchange Commission (the "Commission") filed a complaint in the United States District Court for the District of Maryland alleging that the Company's parent, 1st Atlantic Guaranty Corporation ("1st Atlantic") is in violation of Sections 28(a) and 28(b) of the Investment Company Act of 1940 ("1940 Act") because 1st Atlantic's reserves required under the 1940 Act to support its face-amount certificates are inadequate. Without admitting or denying the allegations of the complaint, 1st Atlantic agreed to the entry of a temporary restraining order enjoining 1st Atlantic from violating Sections 28(a) and 28(b) of the 1940 Act. In addition, 1st Atlantic agreed to be temporarily enjoined from making any payments to 1st Atlantic certificate holders. The Court entered the order on April 23, 2003, and set a hearing date of May 5, 2003 to hear the Commission's motion for appointment of a receiver. On May 5, 2003 the Court entered an order extending the temporary restraining order and freeze of payments to certificate holders to May 20, 2003, and set a hearing date of May 20, 2003 to hear the Commission's motion for a receiver and motion for a preliminary injunction. At the hearing on May 20, 2003, an additional order extending the temporary restraining order and freeze of payments to certificate holders to June 3, 2003 was entered by the Court. In addition, a new hearing for the Commission's motion for appointment of a receiver and its motion for preliminary injunction was scheduled for June 3, 2003. On May 29, 2003, John Lawbaugh, 1st Atlantic's majority shareholder, filed a voluntary bankruptcy proceeding under Chapter 11 of the Bankruptcy Code.

At the hearing on June 3, 2003, the Court entered an order extending the temporary restraining order and freeze of payments to certificate holders to June 17, 2003, but did not grant the SEC's motion for a preliminary injunction and for appointment of a receiver for 1st Atlantic. A telephone status conference is also scheduled for June 17, 2003 to discuss the status of a proposed sale of a majority of the outstanding shares of 1st Atlantic common stock and other matters related to 1st Atlantic.

As previously reported, the Company's President, Eric M. Westbury, and certain non-affiliated investors have formed a partnership that has submitted a proposal to the Board of Directors of 1st Atlantic for the purchase of the majority of 1st Atlantic's shares from John Lawbaugh. Those shares are now held in escrow, with voting control in the hands of the Board. On April 24, 2003, the Board of Directors agreed in principle to the proposal. The Company believes that under this proposal the Commission's concerns regarding 1st Atlantic's compliance with the reserve requirements of the 1940 Act would be resolved. The Company, however, cannot provide any assurances in this regard.


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

Item 7. Financial Statement, Pro Forma Financial Statements and Exhibits

      (c) Exhibits

      Exhibit No.       Description
      -----------       -----------

      99.1 Order Extending Temporary Restraining Order, Freeze of Payments to Certificate Holders through June 17, 2004, among other related matters, Entered by the United States District Court for the District of Maryland, Dated June 3, 2003.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                                    SBM Certificate Company
                                                          (Registrant)


      Date  June 13, 2003                      By:  /s/ Eric M. Westbury
                                                  -----------------------------
                                                        Eric M. Westbury
                                                        President


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